                                                                   Exhibit 99(d)

   Schedule of Purchasers pursuant to Exhibit 4(o)-- Form of Prepaid Warrant issued to Purchasers in April 1998 Private Placement.

Two warrants were executed pursuant to the "form of" warrant referenced above. Information describing the material differences between the executed warrants is provided below:

Purchaser                  Dollar Amount of Common Stock Holder    Date
---------                  ------------------------------------    ----
                           has a right to purchase
                           -----------------------
Zanett Lombardier, Ltd.         $1,470,000                         April 2, 1998
David McCarthy                  $   30,000                         April 2, 1998